UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

Platinum Studios, Inc.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-145871 (Commission File Number)	20-5611551 (IRS Employer Identification No.)

11400 W. Olympic Blvd., 14th Floor, Los Angeles, CA 90064
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (310) 807-8100

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 2, 2008, the Board of Directors of Platinum Studios, Inc. (the “Company” or “Platinum”) and shareholders holding a majority of the Company’s outstanding stock approved an amendment to the Company’s Bylaws to increase the number of directors to no less than 5 and no more than 7, with exact number being set currently at 5. As a result of the increase, there are currently 2 vacancies on the Company’s Board of Directors.

Item 8.01 Other Items

Also, on June 2, 2008, the Company’s Board of Directors and  shareholders holding a majority of the Company’s outstanding stock approved an amendment to the Company’s 2007 Incentive Plan (the “Plan”) to increase the number of shares subject to the Plan from 30,000,000 to 45,000,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Studios, Inc.

June 6, 2008	By:	/s/ Brian Kenneth Altounian
Brian Kenneth Altounian
President & Chief Operating Officer

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